Exhibit 16.1 Letter from Madsen & Associates. CPA's Inc. pursuant to
Item 304(a)(3) of Regulation S-B.

Madsen & Associates. CPA's Inc.
Certified Public Accountants and Business Consultants

                                                         684 East Vine Street #3
                                                             Murray, Utah  84107
                                                          Telephone 801 268-2632
                                                                Fax 801 262-3978

August 13, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:

We have read the following paragraphs of Item 4 included in the Form 8-K filed
August 13, 2004 of Deep Well Oil & Gas, Inc. and we are in agreement with the statements contained in these paragraphs:
        o   (a)(1) (i) and (ii)
        o   (a)(1) (iv) (A)
        o   (a)(3)

We have no basis to agree or disagree with Item 4, paragraphs (a)(1)(iii) and
(a)(2).

Very truly yours,

/s/ Madsen & Associates. CPA's Inc.
    Madsen & Associates. CPA's Inc.